STATE OF FLORIDA

                              DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Merger, filed on April 26, 1996, for ASIA-AMERICA CORPORATION, the surviving Nevada corporation not authorized to transact business in Florida, as shown by the records of this office.

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capitol, this the Twenty-sixth day of April, 1996.

                                           By: /s/ SANDRA B. MORTHAM
                                              ----------------------------------
                                              Sandra B. Mortham
                                              Secretary of State

   (SEAL)
CR2E022 (2-95)

                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State


April 26, 1996

THOMAS G. KIMBLE & ASSOCIATES
ATTN: THOMAS G. KIMBLE
311 SOUTH STATE STREET, SUITE 440
SALT LAKE CITY, UT 84111

The Articles of Merger were filed on April 26, 1996, for ASIA-AMERICA CORPORATION, the surviving Nevada corporation not authorized to transact business in Florida.

The certification you requested is enclosed.

Should you have any further questions regarding this matter, please feel free to call (904) 487-6050, the Amendment Filing Section.

Joy Moon-French
Corporate Specialist
Division of Corporations                             Letter Number: 196A00019912

                                                                     FILED
                                                              96 APR 26 AM 8:00
                                                              SECRETARY OF STATE
                                                             TALLAHASSEE FLORIDA

                           PLAN AND ARTICLES OF MERGER
                                       OF
                          FIRST AMERICAN RAILWAYS, INC.
                              A FLORIDA CORPORATION
                                      INTO
                            ASIA-AMERICA CORPORATION
                              A NEVADA CORPORATION

     THE UNDERSIGNED CORPORATIONS DO HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") of the merger (the "Merger") is as follows:

          NAME                                STATE OF INCORPORATION
          ----                                ----------------------
First American Railways, Inc.                         Florida

Asia-America Corporation                               Nevada

     SECOND: That a plan of merger between the parties to the Merger has been approved and adopted, by the board of directors of each of the Constituent Corporations in accordance with the requirements of Florida and Nevada law and that upon filing this document with the Secretary of State of Florida and the Secretary of State of Nevada, the Merger shall be effective (the "Effective Time").

     THIRD: The surviving corporation of the Merger is Asia-America Corporation, a Nevada corporation (the "Surviving Corporation").

     FOURTH: The terms and conditions of the Merger and the manner and basis of converting the shares of the Constituent Corporations is as follows:

     (a) CORPORATE EXISTENCE

         (1) From and after the Effective Time, Asia-America Corporation ("AAC") as the Surviving Corporation shall continue its corporate existence as a Nevada corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; (iii) the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; and (iv) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         (2) From and after the Effective Time, (i) the Articles of Incorporation and By-laws of AAC, as existing immediately prior to the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation subject to amendments adopted herein and any subsequent amendments; (ii) the members of the Board of Directors of First American Railways, Inc. ("First American") holding office immediately prior to the Effective Time shall become the members of the Board of Directors of the Surviving Corporation, each to serve subject to the Surviving Corporation's by-laws; (iii) AAC shall change its name to First American Railways, Inc.; (iv) all persons who hold executive offices of First American at the Effective Time shall be elected by the board of directors of the Surviving Corporation to hold the same offices of the Surviving Corporation, each to serve subject to the Surviving Corporation's by-laws.

         (b) CONVERSION OF SECURITIES

         As of the Effective Time and without any action on the part of the Constituent Corporations or the holders of any of the securities of either of these corporations each of the events set forth below shall occur. All capitalized terms are defined in the Agreement and Plan of Merger referred to in the SEVENTH article hereof:

         (1) Each of the First American Historical Shares issued and outstanding immediately prior to the Effective Time shall be converted into one share of AAC Common Stock (after giving effect to the AAC 1-for-108 Reverse Stock Split). All such shares of First American Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive certificates evidencing such number of shares of AAC Common Stock into which such shares of First American Common Stock were converted. The holders of such certificates previously evidencing shares of First American Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of First American Common Stock except as otherwise provided herein or by law;

         (2) Any shares of First American Common Stock held in the treasury of First American immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

         (3) In fulfillment of the obligation of First American to issue securities underlying Units sold in its Private Placement to purchasers in the Private Placement, AAC shall issue on the terms and subject to the conditions set forth in the Memorandum: (a) shares of AAC Common Stock on the basis of one share for each share of First American Common Stock sold in the Private Placement, (b) a Convertible Secured Note in the principal amount of $15,000 for each Convertible Secured Note sold in the Private Placement, and (c) Series A Redeemable Warrants to purchase shares of AAC Common Stock, on the basis of one AAC Series A Redeemable Warrant for each Series A Redeemable Warrant purchased in the Private Placement. The terms of the Convertible Secured Notes and Series A Redeemable Warrants shall be as described in the Memorandum and in the form of such securities as attached thereto as exhibits, and AAC hereby agrees to assume all responsibility, upon Closing, to implement the security arrangements, sinking fund and other arrangements as defined and contemplated in the Memorandum, including, without limitation, the obligation to issue Series A Redeemable Warrants in the event of prepayment of the Convertible Secured Notes;

         (4) Subject to completion of the sale of at least the Minimum Offering in the Private Placement, AAC shall, at Closing, issue to Capital Growth International, LLC ("CGI") or its designees, after giving effect to the AAC reverse stock spilt, 750,000 shares of AAC Common Stock and Series A Redeemable Warrants to purchase 650,000 shares of AAC Common Stock under the terms and conditions of the Placement Agent Agreement between First American and CGI dated February 27, 1996, and as described in the Memorandum.

         (5) The 350,000 shares of AAC Common Stock (after giving effect to the AAC Reverse Stock Split) previously issued and outstanding prior to the Merger will remain issued and outstanding;

         (6) At Closing, there shall be no securities other than those described in the Memorandum, convertible into or exercisable or exchangeable for shares of First American Common Stock except as described in the Memorandum.

         FIFTH: Voting results for the merger are as follows:

        (a) ASIA-AMERICA CORPORATION. The Plan of Merger (the "Plan") was submitted to certain stockholders of Asia-America Corporation by the Board of Directors on April 12, 1996, and out of 38,000,000 shares of common stock entitled to vote on the Plan,

33,161,096 (87%) shares approved the plan by written consent, resulting in approval of the Plan.

        (b) FIRST AMERICAN RAILWAYS, INC. The Plan was submitted to certain stockholders of First American Railways, Inc. by the Board of Directors on April 15, 1996, and out of 4,650,007 shares of common stock entitled to vote on the Plan, 4,025,746 (86.6%) shares approved the Plan by written consent, resulting in approval of the Plan.

        (c) GENERAL. The number of votes cast for the Plan by each group was sufficient under Florida and Nevada law for approval by that voting group.

        SIXTH: The Articles of Incorporation of Asia-America Corporation are hereby amended as follows:

        1. Article I is amended to read as follows:

                                ARTICLE I - NAME

        The name of the corporation is First American Railways, Inc.

        2. Article IV is amended to read as follows:

                               ARTICLE IV - STOCK

        The aggregate number of shares which this Corporation shall have authority to issue is:

        (a) COMMON STOCK. The Corporation shall have authority to issue 100,000,000 shares of common stock having a par value of $.001 per share. All shares of common stock shall have the same rights and shall not be liable to any further call or assessment.

        (b) PREFERRED STOCK. The Corporation shall have authority to issue 500,000 shares of preferred stock, $.001 par value, which may be issued in one or more series and with such rights, preferences and designations as determined by the Corporation's board of directors. All shares of any one series shall be alike in every particular.

               ARTICLE XII - LIABILITY OF DIRECTORS AND OFFICERS

        No director of officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such persons as a director or officer. Notwithstanding the foregoing, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

        SEVENTH: The Agreement and Plan of Merger dated April 15, 1996, by and between AAC and First American is on file at the principal place of business of AAC at One East First Street, Reno, Nevada 89501, and will be furnished on request without cost to any stockholder of either of the constituent corporations which are parties hereto.

        EIGHTH: Upon this Merger becoming effective, the Surviving Corporation acknowledges that it is deemed, under Florida law:

        (a) To appoint the Secretary of State as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of each domestic corporation party to the merger or share exchange; and

        (b) To agree that it will promptly pay to the dissenting shareholders of each domestic corporation party to the merger or share exchange the amount, if any, to which they are entitled under Section 607.1302, Florida Statutes.

                                          ASIA-AMERICA CORPORATION

                                          By: /s/ DENNY W. NESTRIPKE
                                             -----------------------------------
                                             Denny W. Nestripke, President
                                             and Secretary

                                          FIRST AMERICAN RAILWAYS, INC.

By: /s/ ALLEN C. HARPER                   By: /s/ EUGENE K. GARFIELD
   -----------------------------------       -----------------------------------
   Allen C. Harper, Chairman                 Eugene K. Garfield, President

            FIELD
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
      STATE OF NEVADA
        APR 26 1996
          1814-87
DEAN HELLER SECRETARY OF STATE
NO. /s/ DEAN HELLER
   ---------------------------
        Dean Heller

                           PLAN AND ARTICLES OF MERGER
                                       OF
                          FIRST AMERICAN RAILWAYS, INC.
                              A FLORIDA CORPORATION
                                      INTO
                            ASIA-AMERICA CORPORATION
                              A NEVADA CORPORATION

     THE UNDERSIGNED CORPORATIONS DO HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") of the merger (the "Merger") is as follows:

          NAME                                STATE OF INCORPORATION
          ----                                ----------------------
First American Railways, Inc.                         Florida
1360 South Ocean Blvd.
Pompano Beach, Florida 33062

Asia-America Corporation                              Nevada
73-251 Amber Street
Palm Desert, California 92260

     SECOND: That a plan of merger between the parties to the Merger has been approved and adopted, by the board of directors of each of the Constituent Corporations in accordance with the requirements of Florida and Nevada law and that upon filing this document with the Secretary of State of Florida and the Secretary of State of Nevada, the Merger shall be effective (the "Effective Time").

     THIRD: The surviving corporation of the Merger is Asia-America Corporation, a Nevada corporation (the "Surviving Corporation").

     FOURTH: The terms and conditions of the Merger and the manner and basis of converting the shares of the Constituent Corporations is as follows:

     (a) CORPORATE EXISTENCE

         (1) From and after the Effective Time, Asia-America Corporation ("AAC") as the Surviving Corporation shall continue its corporate existence as a Nevada corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; (iii) the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; and (iv) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         (2) From and after the Effective Time, (i) the Articles of Incorporation and By-laws of AAC, as existing immediately prior to the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation subject to amendments adopted herein and any subsequent amendments; (ii) the members of the Board of Directors of First American Railways, Inc. ("First American") holding office immediately prior to the Effective Time shall become the members of the Board of Directors of the Surviving Corporation, each to serve subject to the Surviving Corporation's by-laws; (iii) AAC shall change its name to First American Railways, Inc.; (iv) all persons who hold executive offices of First American at the Effective Time shall be elected by the board of directors of the Surviving Corporation to hold the same offices of the Surviving Corporation, each to serve subject to the Surviving Corporation's by-laws.

         (b) CONVERSION OF SECURITIES

         As of the Effective Time and without any action on the part of the Constituent Corporations or the holders of any of the securities of either of these corporations each of the events set forth below shall occur. All capitalized terms are defined in the Agreement and Plan of Merger referred to in the SEVENTH article hereof:

         (1) Each of the First American Historical Shares issued and outstanding immediately prior to the Effective Time shall be converted into one share of AAC Common Stock (after giving effect to the AAC 1-for-108 Reverse Stock Split). All such shares of First American Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive certificates evidencing such number of shares of AAC Common Stock into which such shares of First American Common Stock were converted. The holders of such certificates previously evidencing shares of First American Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of First American Common Stock except as otherwise provided herein or by law;

         (2) Any shares of First American Common Stock held in the treasury of First American immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

         (3) In fulfillment of the obligation of First American to issue securities underlying Units sold in its Private Placement to purchasers in the Private Placement, AAC shall issue on the terms and subject to the conditions set forth in the Memorandum: (a) shares of AAC Common Stock on the basis of one share for each share of First American Common Stock sold in the Private Placement, (b) a Convertible Secured Note in the principal amount of $15,000 for each Convertible Secured Note sold in the Private Placement, and (c) Series A Redeemable Warrants to purchase shares of AAC Common Stock, on the basis of one AAC Series A Redeemable Warrant for each Series A Redeemable Warrant purchased in the Private Placement. The terms of the Convertible Secured Notes and Series A Redeemable Warrants shall be as described in the Memorandum and in the form of such securities as attached thereto as exhibits, and AAC hereby agrees to assume all responsibility, upon Closing, to implement the security arrangements, sinking fund and other arrangements as defined and contemplated in the Memorandum, including, without limitation, the obligation to issue Series A Redeemable Warrants in the event of prepayment of the Convertible Secured Notes;

         (4) Subject to completion of the sale of at least the Minimum Offering in the Private Placement, AAC shall, at Closing, issue to Capital Growth International, LLC ("CGI") or its designees, after giving effect to the AAC reverse stock spilt, 750,000 shares of AAC Common Stock and Series A Redeemable Warrants to purchase 650,000 shares of AAC Common Stock under the terms and conditions of the Placement Agent Agreement between First American and CGI dated February 27, 1996, and as described in the Memorandum.

         (5) The 350,000 shares of AAC Common Stock (after giving effect to the AAC Reverse Stock Split) previously issued and outstanding prior to the Merger will remain issued and outstanding;

         (6) At Closing, there shall be no securities other than those described in the Memorandum, convertible into or exercisable or exchangeable for shares of First American Common Stock except as described in the Memorandum.

         FIFTH: Voting results for the merger are as follows:

        (a) ASIA-AMERICA CORPORATION. The Plan of Merger (the "Plan") was submitted to certain stockholders of Asia-America Corporation by the Board of Directors on April 12, 1996, and out of 38,000,000 shares of common stock entitled to vote on the Plan,

33,161,096 (87%) shares approved the plan by written consent, resulting in approval of the Plan.

        (b) FIRST AMERICAN RAILWAYS, INC. The Plan was submitted to certain stockholders of First American Railways, Inc. by the Board of Directors on April 15, 1996, and out of 4,650,007 shares of common stock entitled to vote on the Plan, 4,025,746 (86.6%) shares approved the Plan by written consent, resulting in approval of the Plan.

        (c) GENERAL. The number of votes cast for the Plan by each group was sufficient under Florida and Nevada law for approval by that voting group.

        SIXTH: The Articles of Incorporation of Asia-America Corporation are hereby amended as follows

        1. Article I is amended to read as follows:

                                ARTICLE I - NAME

        The name of the corporation is First American Railways, Inc.

        2. Article IV is amended to read as follows:

                               ARTICLE IV - STOCK

        The aggregate number of shares which this Corporation shall have authority to issue is:

        (a) COMMON STOCK. The Corporation shall have authority to issue 100,000,000 shares of common stock having a par value of $.001 per share. All shares of common stock shall have the same rights and shall not be liable to any further call or assessment.

        (b) PREFERRED STOCK. The Corporation shall have authority to issue 500,000 shares of preferred stock, $.001 par value, which may be issued in one or more series and with such rights, preferences and designations as determined by the Corporation's board of directors. All shares of any one series shall be alike in every particular.

               ARTICLE XII - LIABILITY OF DIRECTORS AND OFFICERS

        No director of officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such persons as a director or officer. Notwithstanding the foregoing, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

        SEVENTH: The Agreement and Plan of Merger dated April 15, 1996, by and between AAC and First American is on file at the principal place of business of AAC at One East First Street, Reno, Nevada 89501, and will be furnished on request without cost to any stockholder of either of the constituent corporations which are parties hereto.

        EIGHTH: Upon this Merger becoming effective, the Surviving Corporation acknowledges that it is deemed, under Florida law:

        (a) To appoint the Secretary of State as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of each domestic corporation party to the merger or share exchange; and

        (b) To agree that it will promptly pay to the dissenting shareholders of each domestic corporation party to the merger or share exchange the amount, if any, to which they are entitled under Section 607.1302, Florida Statutes.

                                          ASIA-AMERICA CORPORATION

                                          By: /s/ DENNY W. NESTRIPKE
                                             -----------------------------------
                                             Denny W. Nestripke, President
                                             and Secretary

                                          FIRST AMERICAN RAILWAYS, INC.

By: /s/ ALLEN C. HARPER                   By: /s/ EUGENE K. GARFIELD
   -----------------------------------       -----------------------------------
   Allen C. Harper, Chairman                 Eugene K. Garfield, President

STATE OF UTAH        )
                     )ss.
COUNTY OF SALT LAKE  )

        Before me the undersigned Notary Public in and for the said County and State, personally appeared, Denny W. Nestripke, the President/Secretary of Asia-America Corporation, a Nevada corporation, and signed the foregoing Plan and Articles of Merger as his own free and voluntary act and deed for the uses and purposes set forth therein.

        IN WITNESS WHEREOF, I have set my hand and seal this 19th day of April, 1995.

My Commission Expires                            By: /s/ THOMAS G. KIMBLE
November 1, 1997                                    ----------------------------
                                                    NOTARY PUBLIC
                                                    Residing at:

STATE OF FLORIDA  )
                  )ss:
COUNTY OF DADE    )

        Before me, the undersigned Notary Public in and for the said County and State, personally appeared Allen C. Harper and Eugene K. Garfield, the Chairman of the Board and President, respectively, of First American Railways, Inc., a Florida corporation, who are personally known to me and who signed the foregoing Plan and Articles of Merger on behalf of the corporation.

Dated April 22, 1996

                                          By: /s/ MARGARET O'D. RYDER
                                             -----------------------------------
                                              Margaret O'D. Ryder
                                              Notary Public, State of Florida

My commission expires: